                                                                    EXHIBIT 99.2

     The estimated expenses incurred by the Company in connection with its issuance and distribution of the 7-1/2% Notes are set forth in the following table:

          SEC Registration Fee*                                 $ 44,250
          NYSE Listing Fee                                            --
          Blue Sky Fees and Expenses                                  --
          Printing and Engraving Costs                            25,000
          Rating Agencies' Fees                                       --
          Accounting Fees and Expenses                            12,500
          Legal Fees and Expenses                                 20,000
          Trustee and Registrar Fees                               3,000
          Miscellaneous                                            5,250
                                                                ========
             Total                                              $110,000

______________________
* On September 24, 1998, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $2.5 billion of various securities. In connection with the filing of such Registration Statement, the Company paid to the Commission a registration fee of $442,500. Because the 7-1/2% Notes were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the 7-1/2% Notes.